Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: January 22, 2018

Camden Partners III SPV, L.P.

By:	Camden Partners III SPV, LLC
Its:	General Partner

By:	/s/ J. Todd Sherman
Name: J. Todd Sherman
Title: Manager

Camden Partners III SPV, LLC

By:	/s/ J. Todd Sherman
Name: J. Todd Sherman
Title: Manager

/s/ J. Todd Sherman
J. Todd Sherman

/s/ J. Todd Sherman
J. Todd Sherman, as Attorney-in-Fact for
David L. Warnock